EXHIBIT 10.3

                       PREFERRED STOCK TAGALONG AGREEMENT

         THIS PREFERRED STOCK TAGALONG AGREEMENT (this "Agreement") is entered into as of October 9, 1998 by and among (i) Desa Holdings Corporation, a Delaware corporation (as hereinafter further defined, the "Company"), (ii) J.W. Childs Equity Partners, L.P., a Delaware limited Partnership ("JWC Equity Partners"), (iii) JWC Equity Funding, Inc., a Delaware corporation, and (iv) those persons listed as the Preferred Holders on the signature pages hereof (as hereinafter further defined, the "Preferred Holders").

                                    RECITALS

         A. JWC Equity Partners owns a majority of the issued and outstanding shares of Common Stock (as hereinafter defined) of the Company.

         B. Concurrently with the execution and delivery of this Agreement,  the
Preferred   Holders  have  purchased  certain  shares  of  Preferred  Stock  (as hereinafter defined) of the Company.

         C. The Company and the Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with one another.

                                    AGREEMENT

         In  consideration  of the foregoing  recitals and the mutual  promises,
representations,   warranties,  covenants  and  conditions  set  forth  in  this
Agreement, the parties to this Agreement mutually agree as follows:

                                    ARTICLE I

                                   Definitions

         For the purposes of this Agreement, the following terms shall be defined as follows:

         "1933 Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Affiliate" of a specified Person shall mean (a) a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person or (b) a director, executive officer or general partner of such Person.

         "Bonus Option Agreement" shall mean that certain Bonus Option Agreement, dated as of November 26, 1997, among Robert H. Elman, John M. Kelly, Terry G. Scariot and the Company, as amended or amended and restated and in effect from time to time.

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks in New York, New York and Boston, Massachusetts are permitted to be open for business.

         "Cash Equivalents" shall mean (a) United States dollars and (b) any securities or other property, other than any shares of common stock (or similar equity securities of a partnership, limited liability company or trust) where either the issuance or distribution of such securities have not been registered under Section 5 of the 1933 Act or are subject to any "lockup agreement" or other contractual restriction on transfer.

         "Certificate of Designation" shall mean the Certificate of Designation of the Company for the Preferred Stock filed on or about November 26, 1997 with the Secretary of State for the State of Delaware, as from time to time in effect.

         "Common Stock" shall mean (a) shares of Common Stock, par value $.01 per share, of the Company or of Nonvoting Common Stock, par value $.01 per share, of the Company and (b) securities (other than securities which constitute Cash Equivalents) which holders of Common Stock receive in exchange for shares of Common Stock, or into which shares of Common Stock are converted, pursuant to any merger, consolidation, sale of all or substantially all of the Company's assets or business, liquidation, dissolution or reorganization.

         "Company" shall mean Desa Holdings Corporation, a Delaware corporation, and its successors and assigns.

         "Exchange" shall mean the exchange by the Company pursuant to Section 5 of the Certificate of Designation of the shares of Preferred Stock at the time outstanding for Exchange Notes.

         "Exchange Notes" shall mean any of the 12% Junior Subordinated Notes due December 31, 2009 of the Company that may be issued by the Company pursuant to Section 5 of the Certificate of Designation.

         "Initiating  Stockholders" shall have the meaning set forth therefor in
Section 2.2 of this Agreement.

         "IPO" shall have the meaning set forth therefor in Section 2.1(a) of this Agreement.

         "JWC Equity Partners" shall mean J.W. Childs Equity Partners, L.P., a Delaware limited partnership.

         "JWC Equity Partners Holders" shall mean JWC Equity Partners and any subsidiary of JWC Equity Partners (including but not limited to JWC Equity Funding, Inc.) and shall also include Permitted Transferees of any JWC Equity Partners Holder and direct and indirect Permitted Transferees of such Permitted Transferees.

         "JWC L.P." shall mean J.W. Childs Associates, L.P., a Delaware limited partnership.

         "JWC  Representative"  shall have the  meaning  set forth  therefor  in
Section 3.8 of this Agreement.

         "Liquidation Value" shall, (a) as of any date prior to the Exchange, have the meaning set forth therefor in the Certificate of Designation and, (b) as of any date after the Exchange, mean the sum of (i) outstanding principal amount of any Exchange Note as of such date plus (ii) all accrued and unpaid interest thereon.

         "Permitted Transfer" shall mean:

                  (a) a Transfer of Subject Securities by a JWC Equity Partners Holder (i) to (A) the partners of JWC Equity Partners (or any Affiliates of such partners) or (B) the partners, officers or employees of JWC L.P., in either case in connection with the liquidation of JWC Equity Partners, or (ii) to an entity or entities which are (and continue to be) wholly owned by JWC Equity Partners;

                  (b) a Transfer of any Subject Securities between any JWC Equity Partners Holder, who has become a JWC Equity Partners Holder as a result of any Transfer permitted under clause (a)(i) of this definition and is a natural person, and such JWC Equity Partners Holder's spouse, children, parents or siblings (whether natural, step or by adoption) or to a trust solely for the benefit of one or more of any of such Persons where either (i) such JWC Equity Partners Holder retains, as trustee or by some other means, the sole authority to vote such Subject Securities or (ii) such JWC Equity Partners Holder does not retain authority to vote such Subject Securities because retention of such authority to vote such Subject Securities would be reasonably likely to result in the inclusion of such Subject Securities in the gross estate of such JWC Equity Partners Holder for purposes of federal estate taxes;

                  (c) a Transfer of Subject Securities between any JWC Equity Partners Holder who has become a JWC Equity Partners Holder as a result of any Transfer permitted under clause (a)(i) of this definition and any Affiliate of such JWC Equity Partners Holder, provided that such Affiliate shall remain at all times an Affiliate of such JWC Equity Partners Holder;

                  (d) a Transfer of Subject Securities between or among the JWC Equity Partners Holders;

                  (e) a Transfer of Subject Securities between any JWC Equity Partners Holder, who has become a JWC Equity Partners Holder as a result of any Transfer permitted under clause (a)(i) of this definition and is a natural person, and such JWC Equity Partners Holder's estate, executors, legal representative, guardian or conservator, or the Transfer of Subject Securities between the estate of any JWC Equity Partners Holder and such JWC Equity Partners Holder's spouse, children, parents or siblings (whether natural, step or by adoption) or to a trust solely for the benefit of one or more of any of such Persons;

                  (f) (i) a bona fide pledge of Subject Securities by a JWC Equity Partners Holder to (A) Fleet National Bank (or any Affiliate thereof) in connection with that certain Credit and Guaranty Agreement dated as of November 25, 1996, as from time to time in effect, by and among Fleet National Bank, JWC Equity Funding, Inc. and JWC Equity Partners or (B) any extension, renewal, replacement, restructuring or refinancing of such Credit and Guaranty Agreement, whether by the same or any other lender or lenders, or (ii) a Transfer by a pledgee upon any bona fide foreclosure on any pledge permitted under clause (f)(i) of this definition;

                  (g) (i) a bona fide pledge of Subject Securities by a JWC Equity Partners Holder, who has become a JWC Equity Partners Holder as a result of any Transfer permitted under clause (a)(i) of this definition, to an institutional lender, or (ii) a Transfer by a pledgee upon any bona fide foreclosure on any pledge permitted under clause
         (g)(i) of this definition;

                  (h) a Transfer of Preferred Shares between any Preferred Holder and any Affiliate of such Preferred Holder, provided that such Affiliate shall remain at all times an Affiliate of such Preferred Holder; and

                  (i) a Transfer of Preferred Shares between any Preferred Holder and any shareholder or partner of such Preferred Holder.

No Permitted Transfer shall be effective unless and until the transferee of the Subject Securities so Transferred executes and delivers to the JWC Representative and the Preferred Holders an executed counterpart of this Agreement in accordance with Section 3.11 hereof; provided, that a Permitted Transferee which is a pledgee in connection with a Permitted Transfer effected pursuant to clause (f)(i) or (g)(i) of the definition of "Permitted Transfer" herein shall not be required to execute and deliver to the JWC Representative and the Preferred Holders an executed counterpart of this Agreement in accordance with Section 3.11 hereof until foreclosure on such pledge.

         "Permitted Transferee" shall mean any Person who shall have acquired and who shall hold any Subject Securities pursuant to a Permitted Transfer.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or other entity.

         "Preferred Holders" shall have the meaning set forth in the preamble preceding the Recitals to this Agreement and shall also include Permitted Transferees of the Preferred Holders and direct and indirect Permitted Transferees of such Permitted Transferees.

         "Preferred Shares" shall mean, (a) as of any date prior to the Exchange, any shares of the Preferred Stock issued and outstanding as of such date and (b) as of any date after the Exchange, any Exchange Notes issued and outstanding as of such date.

         "Preferred Stock" shall mean the Series C 12% Senior Redeemable Exchangeable Pay- in-Kind Preferred Stock, par value $.01 per share, of the Company.

         "Put Event" shall have the meaning set forth therefor in Section 2.2(e) of this Agreement.

         "Put Notice" shall have the meaning set forth therefor in Section 2.2(e) of this Agreement.

         "Put Option" shall have the meaning set forth therefor in Section 2.2(e) of this Agreement.

         "Put Securities" shall have the meaning set forth therefor in Section 2.2(e) of this Agreement.

         "Schedule of Stockholders" shall mean the Schedule of Stockholders attached hereto as Exhibit A, as from time to time amended by the Company pursuant to Section 3.2(b) hereof.

         "Stockholder" shall mean any party hereto (other than the Company or any of its subsidiaries), including any Person (other than the Company or any of its subsidiaries) who hereafter becomes a party to this Agreement pursuant to
Section 3.11 hereof.

         "Stockholder Group" shall mean any of (a) the JWC Equity Partners Holders taken as a group and (b) the Preferred Holders taken as a group. None of the Company and its subsidiaries shall in any case be deemed to be a member of any Stockholder Group (whether or not the Company or any of its subsidiaries holds or repurchases any securities of the Company).

         "Subject Securities" shall mean, as of any date, (a) any shares of Common Stock issued and outstanding as of such date and (b) any options, warrants, securities and other rights to acquire, by exercise, conversion, exchange or otherwise, shares of Common Stock or securities convertible into Common Stock, but only to the extent that such options, warrants, securities and other rights are both, as of such date, (i) vested under the terms thereof or under any plan, agreement or instrument pursuant to which such options, warrants, securities and other rights were issued, and (ii) so exchangeable, exercisable or convertible.

         "Third Party" means any Person other than (a) the Company or any of its subsidiaries and (b) any Preferred Holder.

         "Transfer" shall mean to transfer, sell, assign, exchange, convert, pledge, hypothecate, give, grant or create a security interest in or lien on, place in trust (voting or otherwise), assign an interest in or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any of the Subject Securities.

         "Voting Stock" shall have the meaning set forth therefor in the Certificate of Designation.

                                   ARTICLE II

                                 Transferability

         2.1      Restriction on Transfers.

                  (a) Notwithstanding anything to the contrary contained in any other agreement or instrument, no JWC Equity Partners Holder may Transfer all or any portion of the Subject Securities at the time held by such JWC Equity Partners Holder to any Person (other than in accordance with Section 2.2 hereof) if:

                           (i) (A) Such  Transfer is in  consideration  of or in
                  exchange for, in whole or in part, Cash Equivalents, and (B) immediately after giving effect to such proposed Transfer, the JWC Equity Partners Holders would in the aggregate beneficially own a number of Subject Securities (subject to adjustment of such number of Subject Securities by the Company pursuant to Section 2.1(b) of this Agreement) which is less than 46.5189% of the sum of (I) the 16,102,527.9694 Subject Securities that are issued and outstanding at the date hereof plus (II) the number of stock options (determined immediately after giving effect to such proposed Transfer) granted under the 1998 Stock Option Plan of the Company or pursuant to the Bonus Option Agreement, but in each case only to the extent that such options shall at the time be Subject Securities.

                           (ii)     The consummation of such Transfer

                                    (A) prior to the initial underwritten public
                           offering of the Common Stock pursuant to an effective registration statement under the 1933 Act

                           (the "IPO"), would result in either (I) the JWC Equity Partners Holders becoming the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the 1934 Act, except that for purposes of calculating the beneficial ownership of any "person" (as such term is used in Section 13(d)(3) of the 1934 Act), such person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) of less than 37.2% of the Voting Stock of the Company or Desa International, Inc. (measured by voting power rather than number of shares) or (II) any person (as defined above), other than the JWC Equity Partners Holders, becoming the "beneficial owner" (as defined above), directly or indirectly, of 40% or more of the Voting Stock of the Company or Desa International, Inc. and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company or Desa International, Inc., calculated on a fully diluted basis, than the percentage beneficially owned by the JWC Equity Partners Holders, or

                                    (B)  after  the  IPO,  would  result  in any
                           person (as defined above), other than the JWC Equity Partners Holders, becoming the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Company or Desa International, Inc. and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company or Desa International, Inc., calculated on a fully-diluted basis, than the percentage beneficially owned by the JWC Equity Partners Holders.

                  (b) If (i) the Company (A) pays a dividend or makes a distribution on any class of its Common Stock in shares of any class of its Common Stock, or (B) subdivides its outstanding shares of any class of Common Stock into a greater number of shares, or (C) combines its outstanding shares of any class of Common Stock into a smaller number of shares, or (D) issues by reclassification of any class of its Common Stock any shares of its capital stock, or (ii) the Common Stock is exchanged for or converted into any other securities pursuant to any merger, consolidation, sale of all or substantially all of the Company's assets or business, liquidation, dissolution or reorganization, then Board of Directors of the Company (or its successor) shall appropriately adjust the number of Subject Securities set forth in Section 2.1(a)(i) hereof. Promptly after any such adjustment, the Company (or its successor) shall give written notice thereof to all of the Stockholders, which written notice shall set forth the calculation of such adjustment in reasonable detail.

                  (c) The provisions of this Section 2.1 hereof shall not apply to a Transfer which is a Permitted Transfer.

         2.2  Tagalong.  Notwithstanding  anything to the contrary  contained in
Section 2.1 hereof, any Transfer of Subject Securities which would not be permitted under Section 2.1 hereof may nonetheless be consummated if, but only if, the JWC Equity Partners Holder proposing to make such transfer shall fully comply with the terms and conditions set forth in this Sections 2.2, as applicable.

                  (a) Any one or more JWC Equity Partners Holder (the "Initiating Stockholder") desiring to Transfer such Subject Securities shall give not less than 15 business days prior written notice of such intended Transfer to each Preferred Holder and to the Company and the JWC Representative; provided that, in the event that the proposed Transfer includes an offer by the proposed transferee or its nominee to purchase all of the Preferred Shares at their Liquidation Value, such notice shall be given not less than 5 business days prior to such intended Transfer. Such notice (the "Participation Notice") shall set forth terms and conditions of such proposed Transfer, including the name of the proposed transferee, the number of Subject Securities proposed to be Transferred by the Initiating Stockholder and the type of Transfer to be effectuated and shall include a copy of the agreement pursuant to which such proposed Transfer is intended to be effected. Within 10 days following the delivery of the Participation Notice by the Initiating Stockholder, each Preferred Holder shall, by notice in writing to the Initiating Stockholder and to the Company, have the opportunity and right to sell to the proposed transferee in such proposed Transfer (for a purchase price equal to the Liquidation Value thereof, which purchase price shall be payable in cash or by bank, cashier's or certified check or by bank wire transfer, but otherwise upon the same terms and conditions as those received by the Initiating Stockholder) any portion or all of the Preferred Shares at the time owned by such Preferred Holder as such Preferred Holder shall specify in such written notice to the Initiating Stockholder and the Company.

                  (b) Subject to the closing of such proposed Transfer in respect of which a Participation Notice has been delivered, each Preferred Holder so electing to sell Preferred Shares pursuant to
         Section 2.2(a) hereof ("a "Participating Preferred Holder") shall execute and deliver to the proposed transferee at such closing (i) such agreements for the sale and purchase of such Preferred Shares and other agreements, instruments and certificates as the Initiating Stockholder shall execute and deliver in connection with such proposed Transfer (provided that no Participating Preferred Holder shall be required in connection with such proposed Transfer (A) to make any representations or warranties other than representations and warranties as to (I) such Participating Preferred Holder's ownership of his, her or its Preferred Shares to be Transferred free and clear of all liens, claims, and encumbrances, (II) such Participating Preferred Holder's power and authority to effect such transfer without violation of any agreements, instruments or laws, and (III) such matters pertaining to compliance with securities laws as the transferee may reasonably require, or (B) to agree to indemnify any Person with respect to any matter other than such Participating Preferred Holder's own representations, warranties and covenants) and (ii) certificates and/or other instruments representing the Preferred Shares to be sold by such Participating Preferred Holder, free and clear of all liens and encumbrances, together with stock or other appropriate powers duly executed therefor, and shall receive in exchange therefor at such closing the aggregate Liquidation Value thereof, which shall be payable in cash or by bank, cashier's or certified check or by bank wire transfer.

                  (c) If the prospective transferee does not purchase any of the Preferred Shares of any Participating Preferred Holder required to be included in such proposed Transfer pursuant to this Section 2.2 (otherwise than due to (i) the failure of such Participating Preferred holder to comply with the provisions of Section 2.2(b) hereof or (ii) any other fault of such Participating Preferred Holder), then the Initiating Stockholder shall not Transfer any of its Subject Securities in such proposed Transfer.

                  (d) The provisions of this Section 2.2 hereof shall not apply to (i) any Permitted Transfer or (ii) any Transfer to which the restrictions on Transfer set forth in Section 2.1 hereof do not apply.

         2.3 Notice of Proposed Transfers. Not less than 3 business days prior to any proposed Transfer of Subject Securities by any JWC Equity Partners Holders (other than a Permitted Transfer or a Transfer in respect of which such JWC Equity Partners Holders shall have given a Participation Notice), the JWC Equity Partners Holders shall deliver to the Preferred Holders a notice certifying whether the provisions of Section 2.2 hereof apply to such proposed Transfer and setting forth the number of Subject Securities proposed to be Transferred, the type of Transfer to be effectuated and calculations under Sections 2.1(a)(i) and 2.1(a)(ii) hereof (including a report in substantially the form of Exhibit B referred to in Section 2.4 below) giving pro forma effect to such proposed Transfer.

         2.4 Reports of Holdings of JWC Equity Partners Holders. A report setting forth the number of Subject Securities beneficially owned by the JWC Equity Partners Holders as of the date hereof is attached as Exhibit B to this Agreement. On the first business day in March of each year following the date hereof during the term of this Agreement, the JWC Equity Partners Holders will deliver to the Preferred Holders a report, in substantially the form of such Exhibit B, setting forth the number of Subject Securities beneficially owned by the JWC Equity Partners Holders as of the end of the Company's immediately preceding fiscal year.

                                   ARTICLE III

                            Certain Other Provisions

         3.1      Remedies.

                  (a) The parties to this Agreement acknowledge and agree that, unless the aggregate amount of Proceeds (as defined in Section 3.1(b) below) received by any JWC Equity Partners Holders in respect of a Prohibited Transfer (as defined in Section 3.1(b) below) is equal to or exceeds the aggregate Liquidation Value of all Preferred Shares held by Preferred Holders as of the date of such Prohibited Transfer (or the date of the last of a series of related Transfers that constitute a Prohibited Transfer hereunder), monetary damages would not be a sufficient remedy for any breach of the covenants set forth in this Agreement and that, therefore, the covenants of the JWC Equity Partners Holders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Without limiting the foregoing, in the event of any such Prohibited Transfer, the parties to this Agreement agree that an injunction may be issued in connection therewith. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise. The JWC Equity Partners Holders shall not oppose any motion for injunctive relief on the grounds that monetary damages are an adequate remedy for a breach of their covenants set forth in this Agreement, and the JWC Equity Partners Holders hereby waive any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief.

                  (b) If any JWC Equity Partners Holders Transfers any Subject Securities in one or more related Transfers occurring within six months of one another to which Section 2.2 hereof applies without having complied in all material respects with the provisions of Section 2.2
         (a), (b) and (c) hereof (collectively, a "Prohibited Transfer"), then:

                           (i) in the event  monetary  damages are determined to
                  be an adequate remedy for such Prohibited Transfer hereunder, each Preferred Holder shall be entitled, subject to the following proviso and to Section 3.1(b)(ii) below, to recover from such JWC Equity Partners Holder as damages for such Prohibited Transfer an amount in cash equal to the Liquidation Value of all of the Preferred Shares held by such Preferred Holder as of the date of such Prohibited Transfer (or the date of the last of a series of related Transfers that constitute a Prohibited Transfer hereunder) (the "Total Damages"); provided, however, that in no event shall any Preferred Holder be entitled to recover Total Damages in respect of a Prohibited Transfer unless the aggregate cash proceeds, net of reasonable out-of-pocket fees and expenses (including but not limited to broker's fees and underwriters discounts and commissions) actually received, from time to time prior to the time of the payment of the Total Damages in respect of such Prohibited Transfer, by such JWC Equity Partners Holder either in such Prohibited Transfer or from sale(s) or other disposition(s) of securities or other property (other than cash) received by such JWC Equity Partners Holder in such Prohibited Transfer (collectively, the "Proceeds") are equal to or exceed the aggregate Liquidation Value of all Preferred Shares held by Preferred Holders as of the date of such Prohibited Transfer (or the date of the last of a series of related Transfers that constitute a Prohibited Transfer hereunder).

                           (ii) Such JWC Equity  Partners  Holder shall pay such
                  Total Damages in accordance with this Section 3.1(b) against delivery of certificates and or other instruments representing, together with stock powers or other appropriate instruments of assignment duly endorsed with respect to, Preferred Shares having an aggregate Liquidation Value as of the date of such Total Damages payment equal to such Total Damages payment, free and clear of all claims, liens and encumbrances.

                           (iii) The  parties  acknowledge  and  agree  that the
                  remedy provided in this Section 3.1(b) is reasonable and does not constitute a penalty.

         3.2      Entire Agreement; Amendment; Termination.

                  (a) This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof.

                  (b) The Schedule of Stockholders may be amended in a writing signed by both the JWC Representative and the holders of a majority of the Preferred Shares at the time held by the Preferred Holders to reflect changes in the composition of the Stockholders and changes in their addresses or telecopy numbers that may occur from time to time as a result of Permitted Transfers or Transfers permitted under Article II hereof. Amendments to the Schedule of Stockholders reflecting Permitted Transfers or Transfers permitted under Article II hereof shall become effective when the amended Schedule of Stockholders, and a copy of this Agreement as executed by any new transferee or other new party hereto in accordance with Section 3.11 hereof, are delivered to the Stockholders.

                  (c) Any other amendment to this Agreement shall be in writing and shall require the written consent of (i) either the JWC Representative or the holders of a majority of the Subject Securities at the time held by the JWC Equity Partners Holders and (ii) the holders of at least 75% of the Preferred Shares at the time held by the Preferred Holders.

                  (d) Without affecting any other provision of this Agreement requiring termination of any rights or obligations of any Stockholder, Permitted Transferee or any other transferee of Preferred Shares or Subject Securities, the provisions of Article 2 of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement, such Stockholder, Permitted Transferee or other transferee, as the case may be, no longer owns any Preferred Shares or Subject Securities.

                  (e) Notwithstanding the foregoing provisions of this Section 3.2, this Agreement may be terminated at any time upon the written consent of (i) either the JWC Representative or the holders of a majority of the Subject Securities at the time held by the JWC Equity Partners Holders and (ii) the holders of at least 75% of the Preferred Shares at the time held by the Preferred Holders.

                  (f) Where provisions of this Agreement contemplate that actions be taken or notices be given by a Stockholder Group, actions taken or notices given by the holders of a majority of the Preferred Shares or Subject Securities, as the case may be, held in the aggregate by such Stockholder Group shall be deemed to be actions taken or notices given by such Stockholder Group, and the other parties hereto are and will be entitled to rely on any action so taken or any notice so given by such majority holders of a Stockholder Group.

         3.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         3.4 Notices. All notices, consents and other communications required, or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given (i) three Business Days after mailing by first class certified mail, postage prepaid, (ii) when delivered by hand, (iii) upon confirmation of receipt by telecopy, or (iv) one day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

                  (a) For notices and communications to the Company, to it at:

                           Desa Holdings Corporation
                           2701 Industrial Drive
                           Bowling Green, KY  42102
                           Attention:  President
                           Telecopy:  502-781-5705

                  (b) For notices and communications to the JWC Equity Partners Holders, to their respective addresses set forth in the Schedule of Stockholders, with a copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, MA  02109
                           Attention: Christopher Cabot, Esq.
                           Telecopy:  617-338-2880

                  (c) For notices and  communications to the Preferred  Holders,
         to  their   respective   addresses   set  forth  in  the   Schedule  of
         Stockholders, with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive

                           Chicago, IL  60601
                           Attention:  Richard Porter, Esq.
                           Telecopy:  312-861-2200

By notice complying with the foregoing provisions of this Section 3.4, each party shall have the right to change the mailing address for future notices and communications to such party.

         3.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective permitted transferees, successors, assigns, heirs and administrators; provided, that the rights of any Preferred Holder under this Agreement may not be assigned except to a Permitted Transferee of such Preferred Holder in connection with a Permitted Transfer effected pursuant to clause (h) or (i) of the definition of "Permitted Transfer" herein.

         3.6 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to any and all shares of capital stock, debt securities or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the any of the Preferred Shares or Subject Securities by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts hereunder shall be appropriately adjusted by the Board of Directors of the Company. Promptly after any such adjustment, the Company shall give written notice thereof to all of the Stockholders.

         3.7 JWC Representative. Each JWC Equity Partners Holder hereby designates and appoints (and each Permitted Transferee of each such JWC Equity Partners Holder shall be deemed to have so designated and appointed) each of John W. Childs and Adam L. Suttin, acting singly and with full power of substitution (the "JWC Representative"), the representative of each such Person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such Person and hereby acknowledges that the JWC Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this Agreement by each such Person. Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Each such Person hereby authorizes (and each Permitted Transferee shall be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such Person pursuant to this Agreement except for the JWC Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the JWC Representative and are and will be entitled and authorized to give notices only to the JWC Representative for any notice contemplated by this Agreement to be given to any such Person. A successor to the JWC Representative may be chosen by the holders of a majority of the Preferred Shares at the time held by the JWC Equity Partners Holders, provided that written notice thereof is given by the successor JWC Representative to the Preferred Holders and the other JWC Equity Partners Holders.

         3.8 Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

         3.9 Legend on Certificate. All the certificates or other instruments representing any Preferred Shares held by any Preferred Holder or Subject Securities held by any JWC Equity Partners Holder which are now or hereafter held by such Stockholder shall be subject to the terms of this Agreement and shall have endorsed in writing, stamped or printed, thereon the following legend:

                  "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A PREFERRED STOCK TAGALONG AGREEMENT DATED AS OF OCTOBER 9, 1998, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE COMPANY UPON WRITTEN REQUEST."

         3.10 Effectiveness of Transfers. Subject to Section 3.5 hereof, any Person acquiring any Preferred Shares or Subject Securities pursuant to a Permitted Transfer shall hold such securities pursuant to this Agreement and such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the dates of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee's obligations hereunder in accordance with Section 3.11 hereof. Each party hereto acknowledges and agrees that no Preferred Shares or Subject Securities shall be transferred on the Company's books and records, and no Transfer of thereof shall be otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and hereby authorizes the Company to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

         3.11 Additional Stockholders. Any Person acquiring any Preferred Shares or Subject Securities pursuant to a Permitted Transfer shall, on or before the Transfer or issuance to it of such Preferred Shares or Subject Securities, sign and deliver to the Company a counterpart signature page hereto in form reasonably satisfactory to the Company, the JWC Representative and the holders of a majority of the Preferred Shares at the time held by the Preferred Holders and shall thereby become a party to this Agreement; provided that a transferee which is a Permitted Transferee under clause (f)(i) of the definition of Permitted Transfer shall not be obligated so to agree until foreclosure on its pledge.

         3.12 No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         3.13 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         3.14 Headings, etc. All headings and captions in this Agreement are for purposes of references only and shall not be construed to limit or affect the substance of this Agreement. Words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. The words "this Agreement", "hereto", "herein", "hereunder", "hereof", and words or phrases of similar import refer to this Agreement as a whole, together with any and all Schedules and Exhibits hereto, and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement.

         3.15 Governing Law. This Agreement shall be construed under and governed by the substantive and procedural laws of the State of Delaware applicable to a contract executed in and wholly performed therein.

                         [Signatures on Following Pages]

                            DESA HOLDINGS CORPORATION

                       Preferred Stock Tagalong Agreement


                           Counterpart Signature Page


         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first set forth above.

                                    THE COMPANY:

                                    DESA HOLDINGS CORPORATION


                                    By:/s/____________________________
                                          Name:
                                          Title:

                                    THE JWC EQUITY PARTNERS HOLDERS:

                                    J.W. CHILDS EQUITY PARTNERS, L.P.

                                    By: J.W. Childs Advisors, L.P.,
                                           its General Partner

                                    By: J.W. Childs Associates, L.P.,
                                           its General Partner

                                    By: J.W. Childs Associates, Inc.,
                                           its General Partner


                                    By:/s/____________________________
                                           Title:

                                    JWC EQUITY FUNDING, INC.


                                    By:/s/____________________________
                                          Title:

                            DESA HOLDINGS CORPORATION

                       Preferred Stock Tagalong Agreement


                           Counterpart Signature Page


                                    THE PREFERRED HOLDERS:

                                    JACKSON NATIONAL LIFE
                                          INSURANCE COMPANY

                                    By:  PPM America, Inc., as attorney in fact,
                                         on behalf of Jackson National Life
                                         Insurance Company


                                    By:/s/______________________________
                                          Title:

                                    OLD HICKORY FUND I, LLC

                                    By: PPM America, Inc., its manager


                                    By:/s/______________________________
                                          Title:

                                    RELIASTAR FINANCIAL CORP.


                                    By/s/:______________________________
                                          Title:

                                                                       Exhibit A

                            Schedule of Stockholders
                              As of October 9, 1998

                     [Schedule of stockholders has not been
                     included and is available upon request]

                                                                       Exhibit B

                     Holdings of JWC Equity Partners Holders
                              As of October 9, 1998

                              [Exhibit has not been
                     included and is available upon request]